                               CONTRACT SCHEDULE

                   GUARANTEED WITHDRAWAL BENEFIT (GWB) RIDER



EFFECTIVE DATE:                                 [April 29, 2012]

GWB PURCHASE PAYMENT PERIOD:                    [120 days from the Effective Date]

MAXIMUM BENEFIT AMOUNT:                         [$5,000,000]

GWB ADJUSTMENT ANNIVERSARY:                     [5th Contract Anniversary, 10th Contract Anniversary]

GWB ADJUSTMENT PERCENTAGE:                      [5th Contract Anniversary  - 20%
                                                10th Contact Anniversary - 20%]

GWB WITHDRAWAL RATE:                            [4.50%] If the first withdrawal is taken before the 5th Contract Anniversary.
                                                [5.00%] If the first withdrawal is taken on or after the 5th Contract
                                                Anniversary but before the 10th Contract Anniversary.
                                                [5.50%] If the first withdrawal is taken or after the 10th Contract Anniversary.]]

AUTOMATIC STEP-UP DATE:                         [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:                  [85]

GWB MAXIMUM FEE RATE:                           [1.60%]

GWB FEE RATE:                                   [0.80%] If Remaining Guaranteed Withdrawal Amount is greater than zero.
                                                [0.00%] If Remaining Guaranteed Withdrawal Amount is zero.

GWB CANCELLATION WINDOW PERIODS:                [30 day period following the 5th, 10th, and 15th and later Contract Anniversaries following the Effective Date]

GUARANTEED PRINCIPAL ADJUSTMENT                 [15th Contract Anniversary following the Effective Date ]
ELIGIBILITY DATE:

GWB MAXIMUM CONTINUATION AGE:                   [85]

ALLOCATION, TRANSFER AND REBALANCING
------------------------------------
LIMITS:
-------

 GWB INVESTMENT DIVISIONS:                      [AllianceBernstein Global Dynamic Allocation Portfolio
                                                AQR Global Risk Balanced Portfolio
                                                BlackRock Global Tactical Strategies Portfolio
                                                Invesco Balanced-Risk Allocation Portfolio
                                                JPMorgan Global Active Allocation Portfolio
                                                MetLife Balanced Plus Portfolio
                                                MetLife Multi-Index Targeted Risk Portfolio
                                                Schroders Global Multi-Asset Portfolio
                                                Pyramis Government Income Fund]

ML-GWB (4/13)

[PLATFORM 1 MINIMUM PERCENTAGE:                 NO LIMITS APPLY

PLATFORM 1 INVESTMENT DIVISIONS:                N/A

PLATFORM 2 MAXIMUM PERCENTAGE:                  NO LIMITS APPLY

PLATFORM 2 INVESTMENT DIVISIONS:                N/A

PLATFORM 3 MAXIMUM PERCENTAGE:                  NO LIMITS APPLY

PLATFORM 3 INVESTMENT DIVISIONS:                N/A

PLATFORM 4 MAXIMUM PERCENTAGE:                  NO LIMITS APPLY

PLATFORM 4 INVESTMENT DIVISIONS:                N/A]]

ML-GWB (4/13)

                               CONTRACT SCHEDULE

[GUARANTEED WITHDRAWAL BENEFIT (GWB) PAYMENT ENHANCEMENT SPECIFICATIONS:

PAYMENT ENHANCEMENT WAITING PERIOD:             [3 Years]

PAYMENT ENHANCEMENT RATE:                       [150%]

MINIMUM PAYMENT ENHANCEMENT                     [60 days]
CONFINEMENT PERIOD:

MAXIMUM PAYMENT ENHANCEMENT AGE:                [90]]


ML-GWB (4/13)